Exhibit 2.1a

                              ACQUISITION AGREEMENT


     This Acquisition Agreement (the "Agreement") is dated September 22, 1997, and is made by and among PlanGraphics, Inc., a Maryland corporation ("Company"), DCX, Inc., a Colorado corporation ("DCX"), IXCD Sub, Inc. ("IXCD Sub"), a Colorado corporation and wholly owned subsidiary of DCX, and John C. Antenucci of Frankfort, Kentucky, a shareholder holding controlling shares in the Company ("Shareholder").

                                    RECITALS

     WHEREAS, the Boards of Directors of each of the Company and DCX believe it is in the best interests of the respective companies and their shareholders to enter into this Agreement; and

     WHEREAS, the respective Boards of Directors anticipate that certain synergy will result from the acquisition of the Company as a subsidiary of DCX, and as a larger enterprise it may be easier to raise capital, to complete business transactions with third parties, or to acquire assets for stock or other securities; and

     WHEREAS, the parties entered into an Acquisition Agreement dated August 12, 1997, and the parties desire to update their agreement as reflected in this Agreement, which shall supersede the Acquisition Agreement dated August 12, 1997;

     THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties in this Agreement, the parties, intending to be legally bound, adopt this Agreement which is intended to meet the requirements of ss.368(a) of the Internal Revenue Code, and agree as follows:

     1. MERGER

     1.1 Agreement for Merger. Subject to the terms of this Agreement, DCX and IXCD Sub shall effect a merger of IXCD Sub with and into the Company, and the Company shall be the surviving corporation. The merger shall be effected in compliance with the corporate laws of the respective states of incorporation of the Company and IXCD Sub. The merger between the Company and IXCD Sub (the "Merger") shall also be in accordance with an agreement and plan of merger attached hereto as Schedule 1.1 (the "Merger Agreement"). The status of DCX as a Colorado corporation shall not be affected, and DCX shall not be deemed a party to the merger.

     1.2 DCX Common Stock.. DCX shall make available to IXCD Sub a sufficient number of shares of DCX no par value voting common stock ("DCX Common Stock") to effect the merger pursuant to the terms of this Agreement and the Merger Agreement in a private transaction exempt from registration under applicable federal and state securities laws. Upon the consummation of the Merger, each share of the Company's issued and outstanding shares of common stock (voting and non-voting) will, by virtue of the Merger, be converted into 2.4476 shares of DCX Common Stock, no par value ("Consideration Shares"). The Company's shareholders will receive a maximum aggregate of 2,631,145 shares of DCX Common Stock. The voting common stock of DCX will be the sole consideration paid to the Company's shareholders in exchange for their shares of the Company. The ratio of exchange of shares is based upon the price of $1.52 per share for DCX Common Stock. The parties have determined that the fair market value of DCX Common Stock received by the Company's shareholders is approximately equal to the fair market value of the Company's stock surrendered by the shareholders.

     1.3 Escrow. A certificate representing 125,000 of the Consideration Shares issuable to the Shareholder (the "Escrow Shares") shall be delivered to American Securities Trust and Transfer ("AST"), Denver, Colorado, or other third party determined by DCX (the "Escrow Agent") on the Closing Date. The Escrow Agent shall hold the Escrow Shares pursuant to the terms and conditions of an Escrow Agreement between the Escrow Agent, DCX and the Shareholder in substantially the form attached hereto as Schedule 1.3 (the "Escrow Agreement"). AST is the transfer agent for DCX.

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     1.4 No fractional  Shares.  Notwithstanding  any other provision hereof, no fractional shares of DCX Common Stock shall be issued to holders of the Company's stock. For administrative efficiency and simplicity, in the event the number of shares issuable to a shareholder results in a fractional share, said number shall be rounded up to the next higher whole number of shares. No cash shall be paid for any fractional share.

     1.5 Issuance and Delivery of DCX Common Stock. The issuance, delivery, and exchange of shares pursuant to this Agreement and the Merger Agreement between the Company and IXCD Sub shall take place at the Closing specified in Section 2 of this Agreement. The Company's Shareholders shall deliver the certificates representing their shares, duly endorsed for transfer, together with a letter of transmittal containing such representations as are customary for transactions of this nature.

     1.6 Exchange Agent. DCX shall appoint its stock transfer agent, or other third party, to serve as the exchange agent (the "Exchange Agent"). The Exchange Agent shall deliver to each holder of shares of the Company's Common Stock converted into DCX Common Stock, upon surrender by such holder of one or more certificates representing the Company's shares for cancellation, certificates representing the aggregate number of shares of DCX Common Stock into which such surrendered shares have been converted as soon as practicable. Unless and until an outstanding certificate is so surrendered, (i) no dividends or distributions of any kind shall be payable to the holder of such an outstanding certificate, and (ii) no such holder shall have a right to receive such dividends or distributions. Upon the surrender and exchange of such an outstanding certificate, the holder shall be paid, without interest, the amount of any dividends or distributions which theretofore became payable with respect to the shares of DCX Common Stock evidenced by such certificate.

     1.7 Articles of Merger. The Company and IXCD Sub shall file any required Articles of Merger, or other documents as may be required, with the Secretary of State of Colorado and the Department of Assessments and Taxation of Maryland. The Merger shall become effective upon such filing with the respective State government departments.

     2. CLOSING

     Unless this Agreement is terminated as hereinafter provided, consummation of the Merger (the "Closing") shall take place at the offices of PlanGraphics, Inc., 112 Main Street, Frankfort, Kentucky 40601, at 10:00 AM, Eastern Daylight Time, on September 19, 1997, or on such other date as the parties may mutually agree in writing. The actual date and time of the Closing is herein called the "Closing Date."

     3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     The Shareholder hereby represents and warrants to DCX as follows:

     3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has all requisite power to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in all jurisdictions in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a material adverse effect upon the Company subsequent to the exhaustion of all remedial actions, in excess of $25,000. The copies of the Articles of Incorporation and the Bylaws of the Company, both as amended to date, attached as Schedule 3.1, are true, complete and correct. The Company is not an investment company as defined in Sections 368(a)(2)(F)(iii) and 368
(a)(2)(F)(iv) of the Internal Revenue Code.

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     3.2 No Conflicts.

     (a) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by the Company, nor compliance by the Company with any of the provisions hereof, will (i) violate or conflict with, or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any liens upon any of the assets of the Company under, the Articles of Incorporation or Bylaws of the Company or, except as provided on Schedules 3.2(a) and 3.12, any Contract (as defined in
Section 3.13(d)) to which the Company is a party or by which the Company or any of its assets may be bound or affected, or (ii) violate any (A) order, writ, injunction, decree or judgment of any court or governmental authority (collectively, "Orders"), or (B) (except as set forth on Schedule 3.2 a" any federal, state, local or foreign laws, statutes, rules, ordinances or regulations (collectively, "Laws") applicable to the Company or any of the properties or assets of the Company. Except as set forth on Schedules 3.2(a) and
3.12 hereto, no consent, approval or authorization of, notice to, registration or filing with any person, entity or governmental authority is required to be obtained, given or made by the Company in order to permit the Company to execute, deliver and perform this Agreement or consummate any of the transactions contemplated hereby.

     (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by the Shareholder, nor compliance by the Shareholder with any of the provisions hereof, will (i) except as set forth on Schedule 3.12, violate or conflict with, or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any liens upon any of the assets of the Company or the Shareholder under any Contract to which the Shareholder is a party or by which the Shareholder or any of his assets may be bound or affected, or (ii) violate any Orders or Laws applicable to the Shareholder or any of the properties or assets of the Shareholder. No consent, approval or authorization of, notice to, registration or filing with any person, entity or governmental authority is required to be obtained, given or made by the Shareholder in order to permit the Shareholder to execute, deliver and perform this Agreement or consummate any of the transactions contemplated hereby.

     3.3 Subsidiaries and Certain Affiliates. Except as set forth on Schedule 3.3, the Company has no subsidiaries and no interest in any other corporation, partnership, limited joint venture.

     3.4 Authorized Capitalization. The authorized capitalization of the Company is 1,100,000 shares of common stock, no par value (the "Company Common Stock"). A total of 1,075,000 Shares of Company Common Stock are issued, of which 1,014,825 are outstanding and 60,175 shares are held as treasury stock as of September 19, 1997. All of such issued and outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     3.5 Options,  Warrants,  Rights,  Etc. Except as set forth on Schedule 3.5:
(a) the Company has no outstanding stock or securities convertible into or exchangeable for, or any option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares of the Company's Common Stock, and has not agreed to issue securities so convertible or exchangeable or any such option, warrant or other right; and (b) neither the Shareholder nor the Company is a party to any voting trust or voting agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relative to any securities of the Company.

     3.6 Authority.

     (a) Except as set forth on Schedule 3.6, the Shareholder hereby represents and warrants as follows: (i) he is the lawful owner and the holder of record of his respective Shares, free and clear of all liens; (ii) he has full authority to execute and deliver this Agreement and to perform his obligations hereunder;
(iii) this Agreement constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms; and (iv) the Shareholder has no legal obligation, absolute or contingent, to any other person or firm to sell any of his Shares, to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement which would affect the Shareholder's title or right to deliver the Shares owned by the Shareholder on the Closing Date free and clear of all liens.

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     (b) (i) The Company has the full  corporate  power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution, delivery and performance of this Agreement by the Company and the consummation of transactions contemplated hereby have been duly authorized by all requisite corporate action of the Company; (iii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and (iv) except as set forth on Schedule 3.6, the Company has no legal obligation, absolute or contingent, to any other person or firm to sell any of its assets or Company Common Stock, to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement which would affect the Shareholders' title or right to deliver the Shares on the Closing Date free and clear of all liens.

     3.7 Financial Statements.

     (a) The Company has delivered to DCX the unaudited balance sheets of the Company as of December 31, 1994 and 1995 and as of September 30, 1996 and the related unaudited statements of operations and statements of cash flows for the years then ended and the comparable unaudited financial statements as of June 30, 1997 for the nine (9) months then ended (collectively, the "Financial Statements"). The Financial Statements are attached as Schedule 3.7(a). The Financial Statements, together with the notes thereto, were prepared based on information included in the books and records of the Company and, except for such matters as have been previously disclosed to DCX in writing which do not materially adversely affect the financial position or results of operations of the Company reflected in the Financial Statements, present fairly and truthfully the financial position of the Company as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

     (b) The four (4) year "Financial Forecast," including the Pro Forma Income Statement, Balance Sheet and Cash Flow Statement for the fiscal years ending September 30, 1997, 1998, 1999 and 2000, submitted to DCX by the Company on or before April 22, 1997, were prepared on a basis consistent with the Company's current accounting principles and practices and with the Unaudited Financial Statements. The Financial Forecast is attached as Schedule 3.7(b). All projections of revenues and the related expenses are reasonable based upon past results and reasonably anticipated growth in the GIS market, availability of adequate capital, and successful execution of the acquisition strategy as referenced in Schedule 3.7(b).

     3.8 Absence of Undisclosed Liabilities and Obligations. Except as disclosed in Schedule 3.8 to this Agreement, the Company does not have any debts, liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise and whether due or to become due) of a nature that exceed a total of $25,000 and customarily reflected in a balance sheet prepared in accordance with generally accepted accounting principles or disclosed in the notes thereto other than those (a) reflected on the Financial Statements of the Company, (b) which arose since such date of the Financial Statements in the lawful and ordinary course of business or (c) fees and expenses of attorneys and accountants incurred in connection with investigating and negotiating this Agreement.

     3.9 Absence of Certain  Changes or Events.  Except as set forth on Schedule
3.9 hereto, since April 30, 1997, the Company has conducted business in compliance with all Laws material to the operation of its business and in the ordinary course of business as theretofore conducted. Without limiting the generality of the foregoing, except as disclosed in Schedules 3.9 hereto, since April 30, 1997 there has not been any:

          (a) material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of the Company;

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          (b) (i) increase in the  compensation  payable or to become payable by the Company to any directors, officers, employees or agents (collectively, "Corporate Personnel") of the Company whose total compensation for services rendered to the Company is currently at an annual rate of more than $10,000, or
(ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, to or to the credit of any of such Corporate Personnel, or (iii) employee welfare, pension, retirement, profit sharing or similar payments or arrangements made or agreed to by the Company for the benefit of such Corporate Personnel, except pursuant to the existing Employee Plans (as defined in Section 3.16);

          (c) mortgage, pledge or subjection to liens of any of the assets of the Company, except the lien for current real and personal property taxes incurred but not yet due and payable;

          (d) losses of or damages to the properties or assets of the Company by fire or other casualty, whether or not covered by insurance, which singly or in the aggregate materially affect the properties or business of the Company;

          (e) waiver of any rights of substantial value of the Company whether or not in the ordinary course of business;

          (f) cancellation or termination by the Company of any Contract of an annualized aggregate value exceeding $25,000.

          (g) capital expenditure or the execution of any lease with respect to any aspect of the business of the Company or any incurring of liability therefor involving aggregate payments for any item in excess of $10,000;

          (h) significant failure on the part of the Company to operate its business in the ordinary course so as to preserve the business intact or to preserve the good will of suppliers, customers and others having business relations with the Company;

          (i) unreasonable discharge of any of the Corporate Personnel;

          (j)  declaration,   setting  aside  or  payment  of  any  dividend  or
distribution (whether in cash, capital stock or property) with respect to any shares of capital stock of the Company;

          (k) repurchase of any Company Common Stock in any material amount; or

          (1) other existing event or condition of any character which in any one case or in the aggregate has materially and adversely affected, actually known to the officers of the Company or which it would be reasonable to expect will, in any one case or in the aggregate, materially and adversely affect in the future, the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of the Company.

     3.10 Accounts Receivable. The accounts receivable of the Company, billed and unbilled, however designated on the Financial Statements, or thereafter acquired by the Company prior to the Closing Date, reflect, or will reflect, to the best of the Company's ability to determine, and its current knowledge of valid and collectible contractual obligations of its customers; except as set forth in Schedule 3.10.

     3.11 Inventories. The inventories and work-in-process of the Company which are reflected on the Financial Statements or thereafter acquired by it until the Closing Date, consist of items of a quality and quantity usable by the Company in the ordinary course of its business within one year after the Closing Date. The values of obsolete inventory and inventory of below standard quality, if any, have been written down to realizable market values or have been written off, or adequate reserves therefor have been established, on the financial statements. With the exception of goods acquired pursuant to commitments made prior to June 30, 1997, any increase in the inventories of the Company subsequent to such date was reasonable and warranted in the ordinary course of business.

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     3.12 Title to Properties,  Absence of Liens and Encumbrances,  Leases.  The
Company owns no real property. Except as otherwise disclosed in Schedule 3.12 or
Schedule 3.13(h) the Company has good and marketable title to, or valid leasehold interests in, all of its properties and assets, real, personal and mixed, tangible and intangible (including those reflected on the financial statements or acquired after June 30, 1997, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens, except for the lien for taxes not yet due and payable; (b) the Company has valid and enforceable leases with respect to the premises leased by it in connection with its operations, has in all material respects performed all obligations required to be performed by it prior to the date hereof under said leases and possesses and quietly enjoys said premises under said leases, and such premises are not subject to any liens, easements, rights of way, building or use restrictions, exceptions, reservations or limitations as to use which in any material respect interfere with or impair the present continued use thereof in the usual and ordinary conduct of the business of the Company; (c) all real or personal property leases are valid and effective in accordance with their respective terms and there is not, under any of such leases, any existing default or event of default; and (d) there is no violation or default under any such lease by any other person or party.

     3.13 Documentation of Properties, Contracts and Personnel Data. The Company makes reasonable effort to retain documentation and maintain control over assets and information material to the operation of the Company as set forth below:

     (a) all United States and foreign patents, service marks, trademarks, trade names, copyrights and franchises, unexpired as of the date hereof, all United States and foreign applications pending for patents, trademarks, service marks, trade name registrations, copyright registrations or franchises, and all other trademarks, service marks, trade names, labels and other trade rights, all of the foregoing being owned in whole or in part as noted thereon by the Company;
(ii) all licenses granted by or to the Company and all other agreements to which the Company is a party which relate in whole or in part to any items of the categories mentioned in clause (i) above, or to intellectual property, inventions, discoveries, improvements, processes, formulae, proprietary rights, trade secrets, ideas or other know-how, whether owned by the Company or otherwise (all properties referred to in this subparagraph shall hereinafter be referred to as the "Intellectual Property");

     (b) listing, including serial numbers, of all aircraft, automobiles, trucks and other vehicles owned or leased by the Company;

     (c) all policies of insurance of any kind including, but not limited to, third party insurance, retention insurance and self-insurance, in force with respect to the Company, including, without restricting the generality of the foregoing, those covering properties, buildings, aircraft, machinery, equipment, vehicles, furniture, fixtures, operations, products sold or services rendered by the Company, and lives and health of, or performance of their duties by Corporate Personnel, including the policy numbers, names and addresses of insurers, expiration dates, descriptions and amounts of coverage and annual premiums;

     (d) all contracts, leases, agreements, covenants, licenses, notes, bonds, mortgages, indentures, instruments or commitments, written or oral, of the Company (collectively, "Contracts") calling for the payment of $10,000 or more or which are otherwise material to the business of the Company, including, without limiting the generality of the foregoing: (i) executor contracts for the rendering of services or sale of products; (ii) executory contracts for the purchase, sale or lease of any raw materials, parts, assemblies, supplies, fixed assets or real property; (iii) management or consulting contracts; (iv)
contracts with any distributor, dealer or sales representative; (v) note agreements, loan agreements, indentures and the like; (vi) instruments evidencing liens or secured transactions; (vii) contracts or agreements prohibiting the Company from freely engaging in its business as now conducted or proposed to be conducted or from competing anywhere in the world; and (viii) contracts not in the ordinary course of business;

     Except as set forth on Schedule 3.13, all of the Contracts are in full force and effect and are valid and enforceable in accordance with their respective terms for the periods stated therein, and neither the Company nor any other party thereto is in default in performance of any of their respective obligations thereunder, and there is no event which with the giving of notice or lapse of time, or both, would constitute a default or event of default on the part of a party to any of the Contracts that has occurred and is continuing unremedied and unwaived.

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     (e) the names and current  annual  rate of  compensation  of all  Corporate
Personnel,   together  with  a  summary  (containing  estimates  to  the  extent necessary) of existing bonuses, additional compensation (whether current or deferred) and other fringe or additional benefits, if any, paid to such persons in the fiscal year ended September 30, 1996 and accrued and payable subsequent to said date;

     (f) the names of all retired employees, if any, of the Company, who are receiving or are entitled to receive any payments not covered by any pension plan of the Company, their ages and their current annual funded and unfunded pension benefits;

     (g) the names of all persons holding powers of attorney from the Company to act on its behalf in connection with the importation of goods and materials or in connection with any other matters;

     (h) all liens on assets of the Company;

     (i) the name of each agent, if any, of the Company who has been paid a commission in connection with the business of the Company since January 1, 1994, indicating the amount of such commission and the territory or customers, whichever is appropriate, to which the said commissions relate;

     (j) the name of each bank in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto;

     (k) all Permits (as defined in Section 3.19);

     (1) all documents, instruments and oral or written agreements not listed in any other Schedule hereto or previously delivered by the Shareholder to DCX or made available to DCX during its due diligence pursuant to this Agreement which are material to the business operations of the Company.

     3.14 Patents, Trademarks, Copyrights. Etc. Except as set forth on Schedule 3.14, the Company owns, free and clear of any liens, all right, title and interest in and to the Intellectual Property. Other than as disclosed in
Schedule 3.14, no person has a right to receive a royalty with respect to any of the Intellectual Property. Other than as disclosed in Schedule 3.14, no intellectual property other than the Intellectual Property listed on Schedule
3.14 is required to permit the conduct of business of the Company as now conducted (or as proposed to be conducted by DCX) without conflict with the rights of others. All of the Intellectual Property is valid and in full force and effect, and the Company is not infringing upon, or otherwise violating the rights of, any third parties with respect to any of the Intellectual Property. Except as provided in Schedule 3.14, there is no infringement or other adverse claim against the rights of the Company with respect to any of the Intellectual Property.

     3.15 Insurance. All policies of insurance (or renewals thereof) are outstanding and in force on the date hereof. Such policies insure against such losses and risks and are adequate in accordance with customary industry practice to protect the properties and business of the Company. There are no outstanding requirements by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body or governmental authority exercising similar functions which requires any changes in the conduct of the Company's business or any repairs or other work to be done on or with respect to any of the Company's properties or assets. The Company has not received notice from any insurer or agent of such insurer of cancellation of any insurance policy, nor has any insurer previously canceled any insurance policy of the Company. There are no claims, actions, suits or proceedings arising out of or based upon any of such policies and there exists no basis for any such claim, action, suit or proceeding.

     3.16 Employee Plans.

     (a) Employee Plan. The term "Employee Plan(s)" includes all present and prior (including terminated and transferred) plans, programs, agreements,
arrangements  and  methods  of  contribution  or  compensation   (including  all
amendments  to and  components  of the same,  such as a trust with  respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former Corporate Personnel. The term "Employee Plan" includes but is not limited to, pension, retirement, profit sharing, bonus, non-qualified deferred compensation, welfare, disability, medical, hospitalization, dental, workers' compensation, health insurance, life insurance, severance and incentive plans, vacation benefits and fringe benefits.

     (b) Pension Plan. The term "Pension Plan" includes all Employee Plans which provide for the deferral of the receipt of remuneration or benefits.

     (c) Plans Listed. The Company does not maintain, contribute to or participate in any Employee Plans other than those listed on Schedule 3.16. There are and have been no funded Employee Plans other than those so designated on Schedule 3.16.

     (d) Operations of Employee Plans in General.

               (i) Operations in Accordance With Law and Plan Documents. Except as set forth in Schedule 3.16, all Employee Plans are now, and have always been established, maintained and operated in accordance with all applicable Laws including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code")) and the applicable plan documents.

               (ii) Funded Plans. Except as set forth in Schedule 3.16, each funded Pension Plan is and always has been qualified under Section 401 of the Code, and each trust maintained in connection with each such Plan is and always has been tax exempt under Section 501 of the Code. The Internal Revenue Service ("IRS") has issued one or more determination letters with respect to each funded Pension Plan stating that, from the inception of each such Plan, such Plan has been and is qualified under Section 401 of the Code. There are no funded Employee Plans that are not Pension Plans.

               (iii) Taxes and Penalties. Except as may arise from circumstances described in Schedule 3.16 and except with respect to income taxes on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Employee Plan, any plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Employee Plan. Except as set forth on Schedule 3.16, no action has been taken, nor has there been any failure to take any action, nor is any action or failure to take action contemplated, that would subject any person or entity to any liability for any tax or penalty in connection with any Employee Plan (including, but not limited to, any tax or penalty for the failure to withhold income taxes in connection with fringe benefits). No reserve for any taxes or penalties has been established with respect to any Employee Plan, nor has any advice been given to any person with respect to the need to establish such a reserve.

               (iv) Government Filings. All reports, forms and other documents required to be filed, or advisable to be filed, with any government entity with respect to any Employee Plan have been timely filed and are accurate.

               (v) PBGC. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan. There has been no event or condition, nor is any event or condition expected, other than the transaction contemplated by this Agreement or described in Schedule 3.16, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" (within the meaning of Section 4043 of ERISA).

               (vi) Multiple Employer Plan. The Company does not and has not participated in any Employee Plan maintained by or subscribed to by any employer that is not an Affiliate of the Company.

               (vii) No Liability. Except as described in Schedule 3.16, no Employee Plan or any other person has or has had any liability to any plan participant, beneficiary or any other person under any provision of ERISA or any other applicable law by reason of any action or failure to act in connection with any Employee Plan.

     (e) COBRA Notices The Company has provided the notices required by Section 4980B of the Code, and any predecessor to that Section, to all persons entitled thereto in a timely manner.

     (f) No Retiree Welfare Plan. Other than the Company Pension Plan, the Company does not have and never has had any Employee Plan, other than a Section 401(K) Plan, that provides benefits to terminated employees or their dependents.

     (g) Employee Plan Documents. Copies of all current and prior material documents, including all amendments thereto, with respect to each Employee Plan have been given to DCX. These documents include, but are not limited to, the following: plan documents, trust agreements, insurance contracts, annuity contracts, fidelity bonds and fiduciary liability policies and applications therefor, summary plan descriptions, filings with, applications to and correspondence with any government entity, disputed claims made by or against any Employee Plan, investment manager and investment advisory contracts, evaluations of investment performance, administration contracts, actuarial reports, audit reports, financial statements, agreements concerning plan mergers or transfers, determination letters and private letter rulings from the IRS, advisory opinion letters from the Department of Labor or the PBGC, prohibited transaction exemptions, resolutions of the Board of Directors of the Company, minutes or other records of the meetings of any plan committee, reports of trustees and appraisals of assets.

     (h) Finances.

               (i) Funding. Except as provided on Schedule 3.16, each Employee Plan is fully accrued and will remain fully accrued as of the Closing Date.

               (ii) Current Contributions, Etc. All contributions payable to each Employee Plan for benefits earned and other liabilities accrued through the Closing Date will have been completely and timely accrued on or before the Closing Date. The amount of such contributions has been determined in accordance with the terms and conditions of each Employee Plan and is sufficient to fully provide for all benefits earned and other liabilities accrued under each such Plan through the Closing Date.

               (iii) Funding Standard Account. A funding standard account has been maintained for each Pension Plan if and to the extent required by ERISA and the Code. There has not been and is not now, nor is there expected to be, any deficiency in any funding standard account for any such Plan. No waiver from the minimum funding standard requirements of ERISA or the Code has been obtained or applied for or is contemplated with respect to any Pension Plan.

               (iv)  Prohibited  Transaction.   There  has  been  no  prohibited
transaction (within the meanings of Section 406 of ERISA and Section 4975 of the Code) with respect to any Employee Plan.

     3.17 Litigation. (a) there is no (i) litigation, administrative action, proceeding, claim, action, labor dispute, arbitral action or governmental investigation (collectively, "Litigation") pending or threatened in writing against the Company with respect to the business of, or otherwise relating to, the Company or its assets or the transactions contemplated by this Agreement, or Corporate Personnel in reference to actions taken by them in their corporate capacities nor (ii) any facts known to the Company that may give rise to Litigation which, if adversely determined, could, in any one case or in the aggregate, have a material adverse effect on the business of the Company or the assets of the Company; and (b) there are no Orders of any court or governmental department or agency binding upon or affecting the Company.

     3.18 Tax Matters. Except as set forth on Schedule 3.18: (a) the Company has properly prepared and filed with the appropriate United States and state governmental agencies all tax returns for the periods ended on or before September 30, 1996; (b) the Company has properly prepared and filed with the appropriate foreign, county and local governmental agencies all tax returns for the periods ended on or before the date hereof, and at the Closing Date shall have properly prepared and filed with all such agencies all tax returns for the periods ended on or before the Closing Date; (c) the Company has paid all taxes shown to be due on the tax returns referred to in clauses (a) and (b) and on all assessments received by the Company to the extent that such assessments have become due, and has withheld and paid to the appropriate governmental agency when due all taxes it is required to withhold from any amounts owing to any Corporate Personnel of the Company, creditor or third party; (d) with respect to periods after April 30, 1997, the Company has properly prepared and timely filed applications for extensions of the due dates for all federal and state tax returns which otherwise would have been due, and has fully paid or reserved for all taxes due for all periods up to and including the date hereof, and at the Closing Date shall have fully paid or reserved for all taxes due and payable as of the Closing Date; (e) the Company's tax position has not been materially prejudiced by the Company's failure to timely file any tax return or application for extension; (f) the Company has not executed or filed with the IRS or any other taxing authority any agreement which is now effective, extending the period for assessment or collection of any taxes; (g) no tax liens have been asserted, or have been threatened to be asserted, against any of the Company's assets, except for liens for current taxes not yet due; (h) any potential assessments of any additional taxes, or other adjustments for periods for which returns have been filed will not exceed the recorded liability therefor by more than $25,000; (i) there is no audit of the Company's tax returns currently in process by any governmental authority, and there are no material unresolved questions or claims concerning the Company's tax liability; (j) the Company is not a party to any pending Litigation by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes asserted against the Company is pending; (k) use of the Company's net operating loss carry forwards reflected in the footnotes to the Unaudited Financial Statements is not restricted by Section 382 of the Code other than as a result of the exchange contemplated by this Agreement; and (1) the Company has not filed a consent under Section 341(f) of the Code.

     3.19 Permits. The Company and its Corporate Personnel hold all certificates, permits, licenses, registrations, consents, authorizations, approvals, privileges, waivers, exemptions and orders (collectively, "Permits") including, without limitation, all Permits from any federal, state or local authority, as well as all environmental, public health or safety Permits, necessary to permit it to own its properties and to conduct its business pursuant to all Laws. There is no material violation of any Permit, all of the Permits are current, valid and in full force and effect, and no action or claim is pending to suspend, revoke or terminate any Permit or to render any Permit invalid in any material respect.

     3.20 Machinery and Equipment. All of the machinery, equipment and personal property of the Company, is in good repair and safe operating condition and is adequate to conduct the business of the Company as presently being conducted.

     3.21 Compliance with Laws. (a) there is no material noncompliance by the Company with any Laws or Orders, and the Company has not received notice from any enforcement authority of any violation of any Laws or of any investigation of any alleged violation; and (b) the Company's property, including its facilities, aircraft, machinery and equipment, conforms with applicable Laws including, without limitation, zoning laws and building codes. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code.

     3.22 Employees and Labor. Except as disclosed on Schedule 3.22, (a) the Company is not a party to any employment agreement, collective bargaining agreement or similar labor agreement, nor has it ever experienced any attempt to organize any of the Company's employees into any collective bargaining unit; (b) there are no strikes, work stoppages or other labor disputes pending or threatened between the Company and any of its employees except for individual, routine grievances; (c) the Company has not received any notice and has no reason to believe that any executive or key employee of the Company, or any group of employees of the Company, has any plans to terminate his, her or its employment with the Company; (d) the Company has no reason to believe that any executive or key employee is subject to any agreement, obligation or other legal hindrance that. impedes or might impede such executive or key employee from devoting his or her full business time to the affairs of the Company; (e) the Company has complied in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; and (f) the Company is not indebted to any of its Corporate Personnel, whether by loan, advance or otherwise, other than for accrued salaries and out-of-pocket expenses incurred in the ordinary course of business, nor is any of such Corporate Personnel indebted to the Company.

     3.23 Environmental Matters.

     (a) "Environmental Law" shall mean any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order, judgment, request or directive, any common law doctrine or theory and any provision or condition of any Permit, license or other operating authorization, primarily relating to (i) protecting the environment, including without limitation protection of the environment, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge or emission (whether past or present) of, or regarding the manufacture, processing, importation, use, transportation, generation, treatment, storage, disposal, transportation or handling of, any chemical, raw material, pollutant, contaminant or toxic, hazardous or radioactive substance;
(ii) occupational or public health or safety; or (iii) land use.

     (b) There is no material noncompliance by the Company with any Environmental Laws or any necessary Permits, licenses or other authorizations, and the present condition of the Company or the real property described in
Schedule 3.23 attached hereto which is currently leased by the Company (the "Company Leased Property"), or the Company's present or past activities or manner of operating the Company or the Company Leased Property (including disposing or arranging for the disposal of waste materials), does not give rise to any liability to any person, contingent or otherwise, under any Environmental Law.

     (c) The Company is not aware of any pending or proposed Environmental Laws or amendments to Environmental Laws which would require any material change in any of the Company's facilities, equipment, operation or procedures, or materially affect the Company's business or its costs of conducting its business as now conducted.

     3.24 No Brokers. Other than Quarterdeck Investment Partners, Inc. ("QIP"), neither the Company nor the Shareholder has entered into any agreement, arrangement or understanding with any person or firm which will result in an obligation of any of the parties to this Agreement to pay any finder's fee, brokerage commission or similar payment for all such parties in connection with the transactions contemplated hereby.

     3.25  Transactions  with Certain Persons.  Except as set forth on Schedules
3.22 and 3.25, none of the Corporate officers nor the Shareholder or their affiliates is a party to any transaction with the Company, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from or (iii) otherwise requiring payments to (other than for service as an officer, director, or employee) any such person or to any corporation, partnership, trust or other entity in which any such person has, directly or indirectly, an interest as an officer, director, trustee, shareholder or partner. There is no property, tangible or intangible, real or personal, valued in the aggregate in excess of $10,000 which is (A) owned by the Shareholders or any of their Affiliates, any current or former officer, director or shareholder of the Company, or persons not dealing with any of them at arm's length, and (B) which is presently used by the Company in connection with its business.

     3.26 Suppliers and Customers. With respect to individual suppliers and customers who either provided in excess of $10,000 worth of services or supplies to Company or accounted for more than ten percent (10%) of the Company's net sales during the three most recent fiscal years, the financial impact of all such transactions is reflected in the unaudited company Financial Statements for the fiscal years ending December 31, 1994; December 31, 1995; September 30, 1996; and the partial fiscal year ending June 30, 1997. The relationships of the Company with its suppliers and customers are good commercial working relationships, and, except as noted in Schedule 3.26(b), no supplier or customer has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company, or threatened to decrease or limit materially its materials supplied to, or services purchased from the Company since January 1, 1994.

     3.27 Books and Records. All books of account, minute books, stock certificate books, stock transfer ledgers and other corporate records of, and records maintained pursuant to the requirements of governmental authorities by, the Company are complete and correctly and accurately present and reflect in all material respects all the transactions entered into by the Company or to which the Company is a party or any other matter which should be set forth in such books and records.

     3.28 Certain Payments. Neither the Company, nor any Corporate Personnel or other person associated with or acting on behalf of the Company has, directly or indirectly; (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payments from corporate funds to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) made any bribe, payoff, influence payment, kickback or other unlawful payment; (f) used any corporate funds to give any substantial favor or gift which is not deductible for federal income tax purposes; or (g) made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     3.29 Adequacy of the Company's Assets. The assets owned or leased by the Company as of the Closing date shall be sufficient for DCX to continue to operate the Company in the manner heretofore conducted, and the Shareholder has no knowledge of any facts which can reasonably be expected to give rise to any impediment to such operation of the Company except for working capital needs and such other matters as may arise from general economic conditions or conditions affecting the Company's industry generally.

     3.30 Consideration Shares Unregistered.

     (a) The Shareholder hereby represents and warrants, and all other shareholders who exchange their shares in the merger will represent and warrant to DCX, that the shareholder is acquiring his or her respective Consideration Shares for his or her own account for the purpose of investment and not with a view to any distribution or sale of such Consideration Shares except insofar as such Shares are included in a public offering registered pursuant to the Securities Act of 1933, as amended (the " 1933 Act"), or the disposition thereof is exempt from such registration; and the Company represents and warrants that each shareholder will be specifically notified that his or her Consideration Shares have not been registered under the 1933 Act or any state securities law and that such Consideration Shares are being offered and sold to such shareholder pursuant to exemptions from the registration requirements of such laws.

     (b) The number of shareholders of the Company and the manner of communication with its shareholders will comply with the requirements of Rule 505 of Regulation D under the 1933 Act. The Company will comply with the securities laws of the states in which its shareholders reside.

     3.31 Disclosure. No representation or warranty made by the Shareholder as to the Company or the Shareholder in this Agreement, nor any information contained in the Schedules hereto or in any certificate or instrument delivered by or on behalf of the Company or the Shareholder at the Closing pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. All such representations and warranties and information are true, correct and complete in all material respects.

     3.32. Ownership of Assets. Upon completion of the merger between the Company and IXCD Sub, the Company will own at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets it held immediately before the merger. For purposes of this representation, amounts paid by the Company to dissenting shareholders and amount used by the Company to pay merger expenses will be included as assets of the Company immediately prior to the transaction.

     3.33. No Disposal of Shares. To the best of the knowledge of the Shareholder, there is no plan or intention by the shareholders of the Company who own one percent or more of the Company's stock, and there is no plan or intention on the part of the remaining shareholders of the Company, to sell, exchange, or otherwise dispose of a number of shares of DCX received in the transaction that would reduce the Company's shareholder's ownership of DCX stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Company stock as of the same date. Shares of the Company's stock surrendered by dissenters will be treated as outstanding Company stock on the date of the merger. Moreover, shares of Company stock and shares of DCX stock held by the Company's shareholders and otherwise sold or disposed of prior or subsequent to the merger will be considered.

     3.34. No Additional Shares. The Company has no plan or intention to issue additional shares of its stock.

     3.35 Continuation of Business. From the date of this Agreement, and after the merger with IXCD Sub, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

     3.36 No Inter-company Debt. There is no inter-company indebtedness existing between DCX and the Company or between IXCD Sub and the Company that was issued, acquired, or will be settled at a discount.

     4. REPRESENTATIONS AND WARRANTIES OF DCX.

     DCX hereby represents and warrants to the Company as follows:

     4.1 Organization, Good Standing and Qualification. DCX is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in all jurisdictions in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a material adverse effect upon DCX. The copies of the Certificate of Incorporation and the Bylaws of DCX which have been delivered to the Company prior to the date hereof are true, complete and correct. DCX and IXCD Sub are not an investment company as defined in Sections 368(a)(2)(F)(iii) and 368 (a)(2)(F)(iv) of the Internal Revenue Code.

     4.2 No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by DCX, nor compliance by DCX with any of the provisions hereof, will (a) violate or conflict with, or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any liens upon any of the assets of DCX under, the Certificate of Incorporation or Bylaws of DCX or any Contract to which DCX is a party or by which DCX or any of its assets may be bound or affected, or (b) violate any Order or any Laws applicable to DCX or any of the properties or assets of DCX. No consent, approval or authorization of, notice to, registration or filing with any person, entity or governmental authority is required to be obtained, given or made by DCX in order to permit DCX to execute, deliver and perform this Agreement or consummate any of the transactions contemplated hereby, except as may be required under Federal and State Securities Laws.

     4.3 Subsidiaries and Certain Affiliates. DCX has no subsidiaries and no interest in any other corporation, partnership, limited partnership or joint venture except as otherwise publicly disclosed.

     4.4 Authorized Capitalization. The authorized capitalization of DCX is 2,000,000,000 shares of DCX Common Stock, of which 4,924,570 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, of which 1,650 shares of Series A preferred stock in the principal amount of $1,650,000 are issued and outstanding. All of such issued and outstanding shares of DCX Common Stock have been duly authorized and validly issued and are fully paid and non assessable. The Consideration Shares, when issued upon conversion of the Shares as contemplated by this Agreement, will have been duly authorized, validly issued, fully paid and non assessable.

     4.5 Options, Warrants, Rights, Etc. Except as disclosed in Schedule 4.5, DCX has no outstanding stock or securities convertible into or exchangeable for, or any option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares of DCX Common Stock, and has not agreed to issue securities so convertible or exchangeable or any such option, warrant or other right, and is not a party to any voting trust or voting agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relative to any securities of DCX except as described in DCX's Annual Report on Form 10-KSB for the year ended September 30, 1996 (the " 10-KSB").

     4.6 Corporate Authority. (a) DCX has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(b) the execution, delivery and performance of this Agreement by DCX and the consummation of transactions contemplated hereby have been duly authorized by all requisite corporate action of DCX; and (c) this Agreement constitutes a valid and binding obligation of DCX, enforceable in accordance with its terms.

     4.7 Financial Statements. The audited financial statements of DCX contained in the 10-KSB, and the unaudited financial statements contained in its Quarterly Report on Form 10-QSB for the quarter and nine months ended June 30, 1997 (the "10-QSB") (collectively, the "DCX Financial Statements"), together with the notes thereto, were prepared based on information included in the books and records of DCX and present fairly and truthfully the financial position of DCX as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

     4.8 Absence of Undisclosed Liabilities and Obligations. DCX does not have any debts, liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise and whether due or to become due) of a nature customarily reflected in a balance sheet prepared in accordance with generally accepted accounting principles or disclosed in the notes thereto other than those (a) reflected on the June 30, 1997 balance sheet included in the 10-QSB,
(b) which arose since such date in the lawful and ordinary course of business or
(c) fees and expenses of attorneys, accountants and consultants incurred in connection with investigating and negotiating the Letter of Intent and this Agreement.

     4.9 Absence of Certain  Changes or Events.  Except as set forth on Schedule
4.9 hereto, and except as necessary to satisfy the requirements of this Agreement, since June 30, 1997, DCX has conducted its business in compliance with all Laws material to the operation of its business and in the ordinary course of business as theretofore conducted. Without limiting the generality of the foregoing, except as disclosed in Schedule 4.9 or the certificate delivered pursuant to Section 7.2(c), since June 30, 1997 there has not been any:

     (a) material adverse change in the condition (financial or otherwise), assets, liabilities, prospects or business of DCX;

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


     (b) (i) increase in the compensation payable or to become payable by DCX to any Corporate Personnel of DCX whose total compensation for services rendered to DCX is currently at an annual rate of more than $30,000, except for salary increases to become effective for all DCX officers following the Closing, or
(ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, to or for the credit of any of such Corporate Personnel, or (iii) employee welfare, pension, retirement, profit sharing or similar payments or arrangements made or agreed to by DCX for the benefit of such Corporate Personnel, except pursuant to the plans and other compensation arrangements described in the 10-KSB;

     (c) mortgage, pledge or subjection to liens of any of the assets of DCX, except the lien for current real and personal property taxes incurred but not yet due and payable;

     (d) losses of or damages to the properties or assets of DCX by fire or other casualty, whether or not covered by insurance, which singly or in the aggregate materially affect the properties or business of DCX;

     (e) waiver of any rights of substantial value of DCX whether or not in the ordinary course of business;

     (f) cancellation or termination by DCX of any Contract;

     (g) capital expenditure or the execution of any lease with respect to any aspect of the business of DCX or any incurring of liability therefor involving aggregate payments for any item in excess of $10,000;

     (h) significant failure on the part of DCX to operate its business in the ordinary course so as to preserve the business intact or to preserve the good will of suppliers, customers and others having business relations with DCX;

     (i) unreasonable discharge of any of the Corporate Personnel;

     (j) declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) with respect to any shares of capital stock of DCX;

     (k) repurchase of any DCX Common Stock; or

     (1) other event or condition of any character which in any one case or in the aggregate has materially and adversely affected, or any event or condition actually known to the officers of DCX which it would be reasonable to expect will, in the aggregate, materially and adversely affect in the future, the condition (financial or otherwise) assets, liabilities, prospects or business of DCX.

     4.10 Title to Properties, Absence of Liens and Encumbrances; Leases. Except as otherwise disclosed in Schedule 4.10 (a), DCX has good and marketable title to, or valid leasehold interests in, all of its properties and assets, real, personal and mixed, tangible and intangible (including those reflected on the balance sheet included in the 10-QSB or acquired after June 30, 1997, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens, except for the lien for taxes not yet due and payable;
(b) DCX has valid and enforceable leases with respect to the premises leased by it in connection with its operations, has in all material respects performed all obligations required to be performed by it prior to the date hereof under said leases and possesses and quietly enjoys said premises under said leases, and such premises are not subject to any liens, easements, rights of way, building or use restrictions, exceptions, reservations or limitations as to use which in any material respect interfere with or impair the present continued use thereof in the usual and ordinary conduct of the business of DCX; (c) all real or personal property leases are valid and effective in accordance with their respective terms and there is not, under any of such leases, any existing default or event of default or event which, with notice or lapse of time, or both, would constitute a default which has been noticed to DCX or of which DCX is aware; and (d) DCX knows of no violation or default under any such lease by any other person or party.

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     4.11  Contracts.  Schedule  4.11  contains a true and complete  list of all
Contracts calling for payment of $25,000 or more or which are otherwise material to the business of DCX. Except as set forth on Schedule 4.11, all of such Contracts are in full force and effect and are valid and enforceable in accordance with their respective terms for the periods stated therein, and neither DCX nor any other party thereto is in default in performance of any of their respective obligations thereunder, and DCX is not aware of any event which with the giving of notice or lapse of time, or both, would constitute a default or event of default on the part of a party to any of such Contracts that has occurred and is continuing unremedied and unwaived.

     4.12 Insurance. Schedule 4.12 contains a true, correct and complete list of all policies of insurance of any kind including, but not limited to, third party insurance, retention insurance and self-insurance, in force with respect to DCX, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, equipment, vehicles, furniture, fixtures, operations, products sold or services rendered by DCX, and lives and health of, or performance of their duties by Corporate Personnel, including the amounts of coverage. All policies of insurance (or renewals thereof) as set forth in
Schedule 4.12 are outstanding and in force on the date hereof. Such policies are in the amounts shown in Schedule 4.12 and insure against such losses and risks as are adequate in accordance with customary industry practice to protect the properties and business of DCX. There are no outstanding requirements by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body or governmental authority exercising similar functions which requires any changes in the conduct of DCX's business or any repairs or other work to be done on or with respect to any of DCX's properties or assets. DCX has not received notice from any insurer or agent of such insurer of cancellation of any insurance policy, nor has any insurer previously canceled any insurance policy of the Company. There are no claims, actions, suits or proceedings arising out of or based upon any of such policies and, so far as is known to DCX, there exists no basis for any such claim, action, suit or proceeding.

     4.13 Employee Plans.

     (a) Plans Listed. DCX does not maintain, contribute to or participate in any Employee Plans other than those listed on Schedule 4.13. DCX has no Pension Plans or funded Employee Plans.

     (b) Operations of Employee Plans. All DCX Employee Plans are established, maintained and operated in accordance with all applicable Laws (including, but not limited to, ERISA and the Code) and the applicable plan documents.

     4.14 Litigation. Except as disclosed in Schedule 4.14 hereto, (a) there is no Litigation pending or threatened in writing against DCX with respect to the business of, or otherwise relating to, DCX or its assets or the transactions contemplated by this Agreement, or DCX Corporate Personnel in reference to actions taken by them in their corporate capacities nor (ii) any facts known to DCX that may give rise to Litigation which, if adversely determined, could, in any one case or in the aggregate, have a material adverse effect on the business of DCX or the assets of DCX; and (b) there are no Orders of any court or governmental department or agency binding upon or affecting DCX.

     4.15 Tax Matters. DCX has properly prepared and timely filed with the appropriate United States, foreign, state, county and local governmental agencies all tax returns for the periods ended on or before June 30, 1997. DCX has paid, on or prior to the due date thereof (including extensions of such due dates), all taxes shown to be due on such tax returns and on all assessments received by DCX to the extent that such assessments have become due, and has withheld and paid to the appropriate governmental agency when due all taxes it is required to withhold from any amounts owing to any Corporate Personnel of DCX, creditor or third party. With respect to periods after June 30, 1997, DCX has properly prepared and timely filed applications for extensions of the due dates for all returns which otherwise would have been due, and has fully paid or reserved for all taxes due for all periods up to and including the date hereof, and at the Closing Date shall have fully paid or reserved for all taxes due and payable as of the Closing Date. DCX has not executed or filed with the IRS or any other taxing authority any agreement which is now effective extending the period for assessment or collection of any taxes. No tax liens have been asserted, or have been threatened to be asserted, against any of DCX's assets, except for liens for current taxes not yet due. Any potential assessments of any additional taxes or other adjustments for periods for which returns have been filed will not exceed the recorded liability therefor. No audit of DCX's tax returns is currently in process by any governmental authority, and there are no material unresolved questions or claims concerning DCX's tax liability. DCX is not a party to any pending Litigation by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes asserted against DCX is pending.

     4.16 Permits. DCX and its Corporate Personnel hold all Permits including, without limitation, all environmental, public health or safety Permits, necessary to permit it to own its properties and to conduct its business pursuant to all Laws. There is no material violation of any Permit, all of the Permits are current, valid and in full force and effect, and no action or claim is pending to suspend, revoke or terminate any Permit or to render any Permit invalid in any material respect.

     4.17 Compliance with Laws. There is no material noncompliance by DCX with any Laws or Orders, and DCX has not received notice from any enforcement authority of any violation of any Laws. DCX's property, including its facilities, machinery and equipment, conforms with applicable Laws including, without limitation, zoning laws and building codes.

     4.18 Employees and Labor. DCX is not a party to any employment agreement collective bargaining agreement or similar labor agreement except as set forth in Schedule 4.18, nor has it experienced any attempt to organize any of DCX's employees into any collective bargaining unit. There are no strikes, work stoppages or other labor disputes pending or, to the knowledge of DCX, threatened between DCX and any of its employees except for individual, routine grievances. DCX has not received any notice, and has no reason to believe, that any executive or key employee of DCX, or any group of employees of DCX, has any plans to terminate his, her or its employment with DCX. No executive or key employee is subject to any agreement, obligation or other legal hindrance that impedes or might impede such executive or key employee from devoting his or her full business time to the affairs of DCX. DCX has complied in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. DCX is not indebted to any of its Corporate Personnel, whether by loan, advance or otherwise, other than for accrued salaries and out-of-pocket expenses incurred in the ordinary course of business, nor is any of such Corporate Personnel indebted to DCX. Since March 31, 1997, DCX has not increased the compensation payable to any of its Corporate Personnel except for reasonable and normal raises in the ordinary course of business.

     4.19 Environmental Matters.

     (a) There is no material noncompliance by DCX with any Environmental Laws or any necessary Permits, licenses or other authorizations, and the present condition of DCX or its owned facilities at Franktown, Colorado (the "DCX Property"), or DCX's present or past activities or manner of operating the DCX Property (including disposing or arranging for the disposal of waste materials), does not give rise to any liability to any person, contingent or otherwise, under any Environmental Law. DCX has fully disclosed to the Company all documents and information in its possession and control regarding activities and conditions relating to DCX and the Property which could in the future result or may in the past have resulted in noncompliance with, or liability under, Environmental Law.

     (b) DCX is not aware of any pending or proposed Environmental Laws or amendments to Environmental Laws which would require any material change in any of DCX's facilities, equipment, operation or procedures, or materially affect DCX's business or its costs of conducting its business as now conducted.

     4.20 Public Filings. The 10-KSB for the period ended September 30, 1996, and the 10-QSB for the period ended June 30, 1997, all as filed with the Securities and Exchange Commission, contained no materially misleading statement of a material fact nor failed to state any fact necessary to make the statements made therein not materially misleading as of their respective filing dates. Furthermore, all required filings by DCX have been made timely to the S.E.C.

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


     4.21 No Brokers. Other than with Transition Partners, Limited, DCX has not entered into any agreement, arrangement or understanding with any person or firm which will result in any obligation of the Shareholders or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     4.22 Books and Records. All books of account, minute books, stock certificate books, stock transfer ledgers, and other corporate records of, and records maintained pursuant to the requirements of governmental authorities by DCX are complete and correctly and accurately present and reflect in all material respects all the transactions entered into by DCX or to which DCX is a party or any other matter which should be set forth in such books and records.

     4.23 Certain Payments. Neither DCX, nor any Corporate Personnel or other person associated with or acting on behalf of DCX has, directly or indirectly;
(a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payments from corporate funds to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) made any bribe, payoff, influence payment, kickback or other unlawful payment; (f) used any corporate funds to give any substantial favor or gift which is not deductible for federal income tax purposes; or (g) made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     4.24 Disclosure. No representation or warranty made by DCX in this Agreement, nor any information contained in the Schedules hereto or in any certificate or instrument delivered by or on behalf of DCX at the Closing pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. All such representations and warranties and information are true, correct and complete in all material respects.

     4.25 Regulatory Approvals. As soon as practical after the Closing, DCX shall prepare and file with the United States Securities and Exchange Commission, a registration statement filed by DCX in accordance with the Securities Act of 1933 on an appropriate form, seeking to register the Consideration Shares deliverable to the Company's shareholders who exchange their shares in the Merger. DCX shall use its best efforts to have such registration statement declared effective and keep such registration effective for a period of one year from the Closing.

     4.26 IXCD Sub. DCX has formed IXCD Sub, Inc., a Colorado corporation, as a wholly owned subsidiary of DCX. Subject to and consistent with the terms of this Agreement, DCX will cause IXCD Sub, Inc. to enter into a merger with the Company pursuant to which the Company will be the surviving corporation. Prior to the Closing, IXCD Sub will have engaged only in the transaction contemplated by this Agreement, will have no material liabilities, and will have incurred no obligations except in connection with its performance of the transactions provided for in this Agreement. Neither DCX nor IXCD Sub will own any shares of common stock of the Company prior to the merger, and have not owned any shares of the Company's Common Stock during the past five years. Upon completion of the merger between the Company and IXCD Sub, the Company will own at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by IXCD Sub immediately before the merger.

     4.27 No Repurchase. DCX has no plan or intention to reacquire any of its common stock issued to the Company's shareholders in the merger with IXCD Sub.

     4.28 No Intent to Liquidate the Company.DCX has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to sell or otherwise dispose of the stock of the Company except for transfers of stock to a corporation controlled by DCX; or to cause the Company to sell or otherwise dispose of any of its assets or any of the assets acquired from IXCD Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by DCX.

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     4.29 Continuation of Business.  After the merger with IXCD Sub, DCX intends to continue the Company's historic business or use a significant portion of its historic business assets in a business.

     5. REPRESENTATIONS AND WARRANTIES - GENERAL

     5.1 Survival of Representations and Warranties. All statements contained in any certificate or instrument delivered by or on behalf of any party at the Closing pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of that party hereunder. All representations and warranties of any party contained in this Agreement or in any Schedule hereto (or deemed to have been made hereunder) shall survive the Closing Date for a period of one (1) year notwithstanding any investigation at any time made by or on behalf of the other party.

     6 COVENANTS

     6.1 Pre-Closing Covenants.

     (a) Access to and Information Concerning Properties and Records. Each of the corporate parties shall give to the other and to the other's counsel, accountants, engineers and other advisors, agents, consultants and representatives, full access, during normal business hours throughout the period prior to the Closing Date, to all of the properties, books, Contracts, commitments, records and responsible employees of such party, and will promptly furnish to the other party during such period all such information concerning such party as the other party reasonably may request.

     (b) Conduct of Business Pending the Closing Date. Prior to the Closing Date, except as may be necessary to satisfy the terms of this Agreement, and except as otherwise consented to or approved by the other corporate party in writing:

          (i) Each of the Company and DCX will use its best efforts to (A) preserve its present business organization intact, (B) keep available the services of existing Corporate Personnel other than termination of such personnel in the ordinary course of business, and (C) maintain its present relationships with customers, suppliers and other persons having business dealings with it.

          (ii) Each of the Company and DCX will maintain all of its properties in good repair, order and condition, and will maintain insurance upon all of its properties and Corporate Personnel and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect as of the date hereof.

          (iii) Each of the Company and DCX will maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years, will comply with all Laws applicable to it and to the conduct of its business, and will perform all of its material obligations without default other than the defaults or potential defaults disclosed in the Schedules hereto.

          (iv) No amendment will be made in the Articles of Incorporation or Bylaws of the Company or the Articles of Incorporation of DCX.

          (v) Neither the Company nor DCX will declare or pay any dividends or make any other distributions with respect to, or redeem, any of their respective capital stock, except as may be required under the terms of issued and outstanding capital stock. No change will be made in the number of Shares of Company Common Stock issued and outstanding and no option, warrant or any other right to purchase or to convert any obligation into Company Common Stock will be granted or made by the Company, except for those disclosed elsewhere in this document. No change will be made in the number of shares of DCX Common Stock issued and outstanding except pursuant to the exercise of rights, options or warrants granted or issued by DCX prior to the date of this Agreement or pursuant to the stock issuances, as described on Schedule 4.5. No right, option, warrant or any other right to purchase or to convert any obligation into DCX Common Stock will be granted or made by DCX except pursuant to the plans described in Schedule 4.5 and the 10-KSB.

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


          (vi) Except as disclosed in this Agreement, including the schedules hereto, no increase shall be made in the compensation payable or to become payable by the Company to any Corporate Personnel; no bonus, profit sharing, pension, retirement or other similar payment or arrangements shall be paid or made by the Company except in the ordinary course of the administration of the Employee Plans; and no employment agreement, sales agency or other contract or arrangement with respect to the performance of personal services shall be entered into, except as provided in this Agreement or in the ordinary course of business.

          (vii) Except for the settlement of litigation referred to in Section 7.2(b)(ii), no modification in any Contract listed pursuant to Section 3.13 or
Section 4.11, and no sale or other distribution of any right or privilege accruing to the Company or DCX, respectively, thereunder, shall be made by the Company or DCX, as the case may be, other than in the ordinary course of business.

          (viii) No short or long-term borrowing or any mortgage or pledge of any of the properties or assets of the Company or DCX, or any sales or other disposition of any of the properties of the Company or DCX, otherwise than in the ordinary course of business, shall be made by the Company or DCX, respectively.

          (ix) No change shall be made in the banking and safe deposit arrangements reflected in the list set forth in Schedule 3.13(j) without prior written notice to DCX, giving the details of such change, and no powers of attorney shall be granted.

          (x) The Company and DCX will not enter into any transaction and will use their respective best efforts not to permit any event to occur which would result in any of the representations and warranties contained in Sections 3 and 4, respectively, not being materially true and correct at and as of the time immediately after the occurrence of such transaction or event and at the Closing Date.

          (xi) The Company and DCX will not take any action which will result in, and will use their respective best efforts to avoid, any material adverse change in the financial condition, properties or operation of the business of the Company or DCX, as the case may be, other than as disclosed in this Agreement or the Schedules hereto. Each corporate party shall give prompt notice to the other of any notice of default received by such party subsequent to the date of this Agreement under any material Contract, or any material adverse change occurring prior to the Closing Date in the operation of such party's business.

     (c) No-Shop Clause. Except as may be necessary to satisfy the terms of this Agreement, and except as otherwise consented to or approved by the other corporate party in writing, from the date hereof until the Closing Date or the termination of this Agreement, whichever occurs sooner: (i) the Company will not enter into or conduct negotiations with parties other than DCX with respect to the sale of the Shares or the assets of the Company, or any other form of business combination transaction involving the Company or the Shares; and (ii) DCX will not enter into or conduct negotiations with parties other than the Company and the Shareholder with respect to DCX's acquisition of, or business combination with, any business other than the Company.

     (d) Cancellation of Company's Common Stock Purchase Arrangements. The arrangements for the purchase of Company Common Stock by employees of the Company referred to on Schedule 3.5 will be suspended and all funds retained by the Company for this purpose will be converted into shares of the Company's common stock prior to the Closing in compliance with applicable laws. At the time of the merger with IXCD Sub, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire shares of the Company's common stock.

     (e) Cooperation. The parties to this Agreement will cooperate and use their best efforts to structure the merger and take such action as may be necessary to qualify the transaction as a reorganization under Section 368 of the Internal Revenue Code, and to qualify for treatment as a pooling of interests for accounting purposes.

     6.2 Confidential Information. For a period of three (3) years following the Closing, the Company, the Shareholder, and the Company's affiliates shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than for the purposes in furtherance of DCX's or the Company's business, any of DCX's or the Company's confidential information or trade secrets unless such disclosure is compelled in a judicial or governmental proceeding. Following completion of the Closing, all documents, records, notebooks and similar repositories of records containing information relating to any trade secrets or confidential information of the Company then in the Shareholder's possession or control, whether prepared by him or by others, shall be delivered to the Company or returned to the Company upon its request.

     6.3 Environmental Assessment. DCX may, at its sole expense, conduct an environmental assessment (the "Assessment") of the Company Leased Property to assess the extent to which the Company Leased Property is in compliance with, or may give rise to any liability under, any Environmental Law. DCX shall retain a qualified engineer to conduct the Assessment. The findings of the Assessment shall be incorporated into an assessment report (the "Assessment Report"). The Assessment Report shall be addressed to counsel for DCX and shall otherwise be disseminated only with the prior consent of both corporate parties. In the event that this Agreement is terminated by any or all parties, all copies of the Assessment Report shall be delivered to counsel for the Company.

     6.4 Shareholders' Representation in DCX and Company Management.

     (a) Effective upon completion of the Closing, DCX shall increase the size of its Board of Directors from four (4) to seven (7) members and shall appoint John C. Antenucci and two (2) additional persons nominated by Antenucci as three
(3), including Antenucci, of the Seven (7) DCX directors. Furthermore, DCX shall appoint one (1) additional person jointly nominated by Carreker and Antenucci as the seventh of the seven (7) members, with all appointees serving until the next annual DCX shareholders meeting in September, 1997. Furthermore, DCX will cause to renominate Antenucci and these three (3) additional newly appointed directors of DCX to be elected for a full one-year term by the shareholders of DCX at its next annual shareholders meeting in September, 1997. No nominee appointed by either party shall affect the NASDAQ listing or shall be subject to any disqualification specified in ss.230.262 of Regulation A. In addition, upon completion of the Closing, DCX will appoint the following persons to the positions in DCX set forth below opposite their respective names:

    NAME                                POSITION
    ----                                --------

    Stephen Carreker                    Chairman and Chief Executive Officer

    John C. Antenucci                   Vice Chairman and President

     (b) Effective upon completion of the Closing, the Company shall appoint Stephen Carreker to serve on the Company's Board of Directors. The Company's Board of Directors shall serve at the pleasure of the DCX Board of Directors.

     6.5 Stock Options for Company Personnel. Effective upon completion of closing, the Company will cancel all current existing stock options for Company stock and DCX will cause to issue replacement stock options for DCX shares to employees of the Company on terms substantially equivalent in terms and value contained in the stock options previously granted to them by the Company. The replacement of options shall be on the same conversion ratio and subject to the same terms and conditions as the shares exchanged in the merger between the Company and IXCD Sub. As specified within Schedule 3.5, within three (3) months after the closing date, the committee of DCX's Board of Directors which administers DCX's Stock Option Plan (the "Committee") shall review the Company stock option program and revise as appropriate.

     6.6 Matters Requiring Two-Thirds (2/3) Consent of DCX Board of Directors. For a period of eighteen (18) months following the Closing Date, without the consent of two-thirds (2/3) of the DCX Board of Directors, neither DCX or the Company will sell or transfer all or substantially all of the stock or assets of the Company.

     6.7 Location of Operations. DCX will not relocate the corporate headquarters of the Company from the Company's present facilities in Frankfort, Kentucky, for the term of the Shareholder's employment agreement referenced in
Section 7.1(g).

     6.8 Payment of Expenses. Each of the parties shall pay its own fees and expenses incident to the negotiation and execution of this Agreement and their previous Letter of Intent, and the consummation of the transactions contemplated hereby and thereby including, but not limited to, counsel and accountant's fees.

     6.9 Payment of Finder's Fee. In the event that the Closing is successfully consummated, DCX shall pay a finder's fee to Transition Partners, Limited of Boulder, Colorado, in an amount of no more than 5% of the transaction, in stock or cash, as specified by Transition Partners, Limited.

     6.10 Continuation of Company's Benefit Plan. The continuation of the Company's employee benefit package will be determined by the Company's Board of Directors.

     6.11 The Company and QIP have agreed that the Company will issue QIP shares of the Company's common stock prior to Closing in complete satisfaction and extinguishment of any obligation to QIP. The shares to be issued to QIP are included in the total shares issued and will not increase the total shares issued. The Company will pay QIP from its own treasury shares prior to Closing without reimbursement from DCX or IXCD Sub.

     6.12 The Company and the Shareholder represent and covenant that on the Closing, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     7. CONDITIONS PRECEDENT TO CLOSING

     7.1 Conditions Precedent to DCX's Obligation to Close. The obligations of DCX under this Agreement to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions Precedent which must be completed to the reasonable satisfaction of DCX, any of which may be waived by DCX in writing:

     (a) Accuracy of Representations, Warranties and Covenants. The representations, warranties, and covenants of the Shareholder contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date. All disclosures and schedules shall be current as of the Closing Date, and any changes shall be delivered a reasonable time prior to the Closing Date to DCX for its approval.

     (b) Performance of Agreements,. The Shareholder and the Company shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by each of them at or prior to the Closing Date.

     (c) Shareholder's Certificate. The Shareholder shall have furnished DCX with a certificate, dated the Closing Date, stating that, subject to the qualifications contained in the initial paragraph of Section 3, the representations and warranties contained in Section 3 are true and correct on the Closing Date in all material respects as if then made, and that the Shareholder and the Company have fulfilled the conditions specified in Sections 7.l(a) and (b) above.

     (d) Absence of Material Damage to Property. Between the date of this Agreement and the Closing Date, there shall not have occurred any casualty to, foreclosure upon, or any condemnation by any governmental authority, officer or instrumentality thereof, of any facility, property, aircraft, equipment or inventory owned or leased by the Company as a result of which either: (i) the monetary amount of damage, destruction, foreclosure or condemnation measured by the book value of the property so damaged, destroyed, foreclosed upon or condemned aggregates in excess of the recoverable proceeds payable to the Company under valid and existing insurance underwritten by a responsible insurer or the amount of compensation offered to the Company by the condemning authority, as the case may be; or (ii) the operations of the Company reasonably may be expected to be materially adversely affected.

     (e) Opinion of Counsel for Shareholder and the Company. DCX shall have received an opinion of counsel for the Shareholder and the Company, dated the Closing Date, in form and substance reasonably satisfactory to DCX and its counsel, containing such matters as DCX or its counsel may reasonably request with respect to the matters set forth in Section 3 on which it is within counsel's competence to opinion.

     (f) No Litigation. No Litigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or which might affect DCX's right to own, operate and control the assets, properties and business of the Company on or after the Closing Date.

     (g) Employment Agreements. DCX shall have entered into employment agreements with the Shareholder and J. Gary Reed in substantially the form attached hereto as Schedule 7. 1 (g) (1) (the "Employment Agreements"). Furthermore, the Company shall obtain the continuation or establishment of employment agreements with a minimum of 80% of those key executive managers listed in Schedule 7.1(g)(2) prior to the Closing. Finally, the Company shall use its reasonable best efforts to continue or establish employment agreements similar in form to the agreements effective with respect to these persons listed in Schedule 7.1(g)(2) with those key technical managers listed in Schedule 7.1(g)(3);

     (h) Regulatory Approvals: Other Approvals and Consents. All regulatory approvals of any governmental agency required for the exchange of the Shares for Consideration Shares and the other transactions contemplated hereby shall have been obtained. The Company also shall have obtained all other requisite approvals and consents pursuant to Contracts or Permits relative to the transactions contemplated by this Agreement.

     (i) No Material Adverse Change. No material adverse change shall have taken place in the business, operations or property of the Company since April 30, 1997.

     (j) Due Diligence. DCX's "due diligence" investigation of the Company shall not reveal any information not disclosed to DCX on or before the Closing which materially adversely affects in any manner DCX's willingness to consummate the Closing.

     (k) Audited Financial Statements. The Company shall cause to be delivered to DCX at least 12 days prior to Closing, audited financial statements covering its two fiscal years ending December 31, 1995 and September 30, 1996 accompanied by an unqualified opinion of the Company's auditors (the "Audited Financial Statements").

     (1) Escrow Agreement. DCX shall have entered into the Escrow Agreement with Shareholder in substantially the form attached hereto as Schedule 1.3.

     (m) U.S. Persons. DCX shall have received a certificate from each shareholder pursuant to Section 1445 of the Code confirming that he or she is a U.S. person for federal income tax purposes.

     (n) Shareholder Approval. A sufficient number of each class of the Company's issued and outstanding securities shall have voted in favor of the Merger in order to implement the Merger under Maryland law, and holders of no more than 10% of the Company's Common Stock shall have exercised their dissenter's rights. The extent of, and procedure for payment of, dissenter's rights must be resolved to the reasonable satisfaction of DCX.

     (o) Liabilities. Any items listed on Schedule 3.8 must be quantified, and the Company must make adequate arrangements for the resolution of such items to the satisfaction of DCX.

     (p) DCX shall not have received any notice that the proposed transaction may adversely affect its qualification for listing its common stock on the NASDAQ system.

     7.2 Conditions Precedent to the Shareholder's and Company's Obligation to Close. The obligations of the Shareholder and the Company under this Agreement to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent which must be completed to the reasonable satisfaction of the Company and the Shareholder, any of which may be waived by the Shareholder and the Company:

     (a) Accuracy of Representations, Warranties and Covenants. The representations, warranties, and covenants of DCX contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date. All disclosures and schedules shall be current as of the Closing Date, and any changes shall be delivered to the Company for its approval a reasonable time prior to the Closing Date.

     (b) Performance of Agreements. DCX shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date, and DCX shall use its best efforts to complete the following conditions:

          (i) Eliminate the default of the SBA Loan.

          (ii) Obtain a settlement agreement in a form reasonably satisfactory to the Company, with the applicable government agency in an amount not to exceed $350,000 regarding the litigation involving light set contract reprocurement costs.

          (iii) Establish working capital of at least $2.0 million.

          (iv) Provide written reconciliation as of June 30, 1997 regarding DCX's current inventory.

     DCX shall satisfy the conditions in section 7.2(b)(i-iv) no later than seventy-two (72) hours prior to the Closing Date. In the event DCX does not satisfy such conditions, the Shareholder, the Company, or DCX may terminate this Agreement without liability for such termination.

     (c) DCX's Certificate. DCX shall have furnished the Shareholder and the Company with two (2) separate certificates each, dated the Closing Date, stating that the representations and warranties contained in Section 4 are true and correct on the Closing Date in all material respects as if then made, and that DCX has fulfilled the conditions specified in Sections 7.2(a) and (b) above.

     (d) Absence of Material Damage to Property. Between the date of this Agreement and the Closing Date, there shall not have occurred any casualty to, foreclosure upon or any condemnation by any governmental authority, officer or instrumentality thereof, of any facility, property, equipment or inventory owned or leased by DCX as a result of which either: (i) the monetary amount of damage, destruction, foreclosure or condemnation measured by the book value of the property so damaged, destroyed, foreclosed upon or condemned aggregates more than $50,000 in excess of the recoverable proceeds payable to DCX under valid and existing insurance underwritten by a responsible insurer or the amount of compensation offered to DCX by the condemning authority, as the case may be; or
(ii) the operations of DCX reasonably may be expected to be materially adversely affected.

     (e) Opinion of Counsel for DCX. The Shareholder and the Company shall have received an opinion of counsel for DCX, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholder, the Company and their counsel containing such matters as the Shareholder, the Company or their counsel may reasonably request with respect to matters set forth in Section 4 on which it is within counsel's competence to opine and with respect to certain tax matters relating to the transactions contemplated by this Agreement. In addition, DCX shall cause its counsel to render an opinion to the effect that the Merger qualifies as a tax-free reorganization under Section 368(a) of the internal Revenue Code. Such opinion shall be in a form customary and usual in transactions of this nature and shall be addressed to the Company and the shareholders.

     (f) No Litigation. No Litigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent the carrying out of the transactions contemplated by this Agreement.

     (g) No Material Adverse Change. No material adverse change shall have taken place in the business, operations or property of DCX since June 30, 1997.

     (h)  Due  Diligence.   The  Company's  and  Shareholder's  "due  diligence"
investigation of DCX shall not reveal any information not disclosed to the Company and the Shareholder on or before the Closing, which materially adversely affects in any manner the Company's and the Shareholder's willingness to consummate the Closing.

     (i) Shareholder Approval. A sufficient number of each class of the Company's issued and outstanding securities shall have voted in favor of the Merger in order to implement the Merger under Maryland law, and holders of no more than 10% of the Company's Common Stock shall have exercised their dissenter's rights. The extent of, and procedure for payment of, dissenter's rights must be resolved to the reasonable satisfaction of DCX.

     8 . INDEMNIFICATION

     8.1 Shareholder's Indemnification.

     a. The Shareholder shall indemnify and hold harmless DCX, the Company and their respective Affiliates, directors, officers, employees and agents from and against any losses, liabilities, claims, fines, penalties, actions, settlements, expenses (including reasonable attorneys' fees, court costs, costs of investigation and remediation, and expert witness fees) or damages
(collectively, "Losses") relating to or arising out of the breach by the Shareholder of any representation or warranty contained herein or in any certificate required to be furnished by the Shareholder to DCX in connection with the Closing hereunder, or the breach of any covenant or agreement on the part of the Shareholder or the Company.

     b. The Shareholder's aggregate obligation to indemnify DCX, the Company their respective Affiliates, directors, officers, employees and agents and hold them harmless under Section 8.1 shall in no event exceed the market value of the Escrow Shares held by the Escrow Agent pursuant to Section 1.3 at the time that the Shareholder's obligation to pay any Losses is established, and such Losses shall be paid from the Escrow Shares in accordance with the terms of the Escrow Agreement. At such time, if any, as an aggregate amount equal to the market value of the Escrow Shares then remaining subject to the Escrow Agreement has been paid to DCX, the Company and their respective Affiliates, directors, officers, employees and agents under this Section 8. 1, the Shareholder shall thereafter have no further liability under this Section 8. 1.

     c. DCX hereby acknowledges and agrees for itself, the Company and their respective Affiliates, directors, officers, employees and agents that their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 8.

     8.2 DCX's Indemnification.

     a. DCX shall indemnify and hold harmless the Shareholder from and against any Losses relating to or arising out of the breach by DCX of any representation or warranty contained herein or in any certificate required to be furnished by DCX to the Shareholder in connection with the Closing hereunder, or the breach of any covenant or agreement on the part of the DCX.

     b. DCX' aggregate obligation to indemnify the Shareholder and hold him harmless under Section 8.2 shall in no event exceed the number of Escrow Shares held by the Escrow Agent pursuant to Section 1.3 at the time that DCX' obligation to pay any Losses is established. Any indemnification by DCX shall be paid by DCX issuing non-registered shares of common stock to the Shareholder. At such time, if any, as an aggregate number of shares of non-registered common stock equal to the number of Escrow Shares then remaining subject to the Escrow Agreement has been paid to Shareholder under this Section 8.2, DCX shall thereafter have no further liability under this Section 8.2.

     c. The Shareholder hereby acknowledges and agrees for himself, the Company and their respective Affiliates, directors, officers, employees and agents that the sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 8.

     8.3 Procedure for Indemnification.

     a. If the Shareholder or DCX shall determine to make a claim asserting the existence of a Loss as to which such party (the "Indemnitee") is to be indemnified pursuant to the terms of this Agreement, the Indemnitee shall promptly Notify the other party (the "Indemnitor") of such claim in writing. Unless in the Indemnitee's reasonable judgment a conflict of interest between the Indemnitee and Indemnitor may exist with respect to such claim, the Indemnitor shall have the right to defend against any such claim with counsel reasonably satisfactory to the Indemnitee, provided (a) the Indemnitor, within ten (10) days after the receipt of such notice from the Indemnitee, shall notify the Indemnitee that the Indemnitor disputes the claim, giving the reasons therefor, and that the Indemnitor will, at its own expense, defend the same, and that (b) such defense is instituted promptly and maintained in good faith by the Indemnitor. In such event, the defense may, if necessary, be maintained in the Indemnitee's name, and the Indemnitee may, if it so elects, designate its own counsel to participate at the Indemnitee's sole expense, along with the counsel selected by the Indemnitor, in the conduct of such defense. The Indemnitee shall, in any event, be kept fully advised as to the status of such defense. If such defense is assumed, the Indemnitor will not be subject to any liability for any settlement made by the Indemnitee without its consent (but such consent will not be unreasonably withheld). Notwithstanding the foregoing, following the Closing, DCX shall have the right to direct and control the negotiations, settlement and litigation if the same have a direct material effect upon the operations of the Company's business, and the conduct of any necessary investigatory or remedial activities. If the Indemnitor shall receive notice from the Indemnitee of a claim, as aforesaid, and shall either fail to notify the Indemnitee of its election to defend such claim or fail to maintain such defense in good faith, the Indemnitee shall defend such claim at Indemnitor's expense. In such event, the Indemnitor shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnitees with respect to such claim, unless in the reasonable judgment of any Indemnitee a conflict of interest may exist between such Indemnitee and any other Indemnitee with respect to such claim. If the defense of any claim shall, upon final nonappealable determination, be unsuccessful, then in any such event the Indemnitor shall fully satisfy and discharge the claim or any judgment within thirty (30) days after notice from the Indemnitee to the Indemnitor requesting it to do so.

     b. It is the intent of all parties to this Agreement that any Losses subject to indemnification shall be satisfied solely by delivery or issuance of shares of non-registered common stock of DCX by the Indemnitor to the Indemnitee, up to a maximum of 125,000 shares.

     9. ALTERNATIVE METHODS OF DISPUTE RESOLUTION

     In the event of any controversy, claim or matter of difference arising out of or related to this Agreement, the parties shall discuss in good faith using methods of dispute resolution other than litigation in order to resolve any such matter in an expeditious, cost-effective and equitable manner.

     10. MISCELLANEOUS

     10.1 Termination of Agreement. This Agreement may be terminated at any time on or prior to the Closing Date:

     (a) by mutual written consent of DCX and the Shareholder and the Company;

     (b) by the Shareholder, if independent tax counsel selected by DCX determines that the Merger contemplated by this Agreement would not be tax-free to the Shareholders and such transaction cannot be restructured in a manner which would make the Merger tax-free to the Shareholders without significant adverse economic consequences to the Shareholders;

     (c) by DCX, if there has been a material breach by the Company or the Shareholder of any of its or his representations, warranties or covenants set forth herein, or a failure of any condition to which the obligations of DCX are subject;

     (d) by the Shareholder and the Company, if there has been a material breach by DCX of any of its representations, warranties or covenants set forth herein, or a failure of any condition to which the obligations of the Shareholder and the Company are subject; or

     (e) At midnight on September 30, 1997 if the Closing shall not have occurred on or before that date, unless the parties otherwise agree.

     (f) by DCX if the Audited Financial Statements of the Company for the period ended September 30, 1996, show a decrease compared to the September 30, 1996 unaudited Financial Statement of more than 20% in net income, total assets, or total liabilities of the Company.

     (g) In the event of the termination of this Agreement pursuant to Section 10.1(a), (b), or 10(f), this Agreement shall terminate without any liability or further obligation of any party to the other except pursuant to Section 6.8. Any termination pursuant to Section 10.1(c), (d) or (e) shall not relieve either party of any liability for any misrepresentation or breach of a representation, warranty or covenant.

     (h) In the event of the termination of this Agreement, all documents, records, notebooks and similar repositories of records containing information relating to any trade secrets or confidential information of any party which are then in the possession or control of another party, whether prepared by such other party or by others, shall be returned to the party which owns such trade secrets or confidential information, and no such information or trade secrets shall be used, disseminated or disclosed by such other party for any purpose whatsoever.

     10.2 Waivers. Any party may by written notice to the others (a) extend the time for the performance of any of the obligations or other actions of the others; (b) waive any inaccuracies in the representations and warranties of the others contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of the others contained in this Agreement; or (d) waive performance of any of the obligations of the others. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     10.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Shareholder and the Company and DCX each shall pay their own fees and expenses incident to the negotiation, preparation, execution and consummation of this Agreement, including counsel and accountant's fees and the expense of any appraisals and audits required to be performed hereunder.

     10.4 Notices. Any notice, request or other communication required or allowed under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery, (b) on report of successful transmission by facsimile machine that complies with applicable industry standards at the time and that automatically generates a printed diagnostic report, indicating whether transmission was completed successfully, at the conclusion of each transmission,
(c) on the first business day after receipted delivery to a courier service which guarantees next business-day delivery, under circumstances in which such guaranty is applicable, or (d) on the earlier of delivery or three business days after mailing by United States certified mail, postage and fees prepaid, to the appropriate party at the address set forth below or to such other address as the party so notifies the other in writing.

     (a) If to the Company: to PlanGraphics, Inc.; 112 East Main Street; Frankfort, Kentucky 40601.

     (b) If to the Shareholder: John C. Antenucci, 112 E. Main Street, Frankfort, Kentucky 40601.

     (c) If to DCX: DCX, Inc.; 3002 North State Highway 83; Franktown, Colorado 80116.

     10.5 Entire Agreement: Modification. This Agreement and the Schedules hereto constitute the entire agreement among the parties and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof including, but not limited to, the Letter of Intent. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. The disclosure of information on any of the Schedules hereto shall constitute a disclosure of such information on every other schedule on which such information might have been required in order to render such other schedule materially true, correct or not misleading.

     10.6 Non-Assignability: Third Party Beneficiaries. This Agreement shall be assignable by any party hereto only with the prior written consent of other parties hereto. This Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties.

     10.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, legal representatives and permitted assigns.

     10.8 Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     10.9 Governing Law. This Agreement shall be construed and governed by the laws of the state of Kentucky without giving effect to the principles of conflicts of laws.

     10.10 Further Assurances. Both before and after the Closing, the parties agree to cooperate with each other in effectuating this Agreement and to execute and deliver such further documents or instruments and take such further actions as shall reasonably be requested in connection therewith.

     10.11 Severability. If any provision in this Agreement shall for any reason be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provision had not been a part hereof.

     10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page of this Agreement shall be deemed to be the execution of a counterpart of this Agreement.

     10.13  Definition  of  Affiliate.   For  purposes  of  this  Agreement,  an
"Affiliate", of a person or entity shall be a person or entity controlling, controlled by or under common control with that person or entity.

     10.1 4 Publicity. Prior to the Closing, the parties will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and no party shall issue any such press release nor make any such public statement without the prior written consent of the other parties, except as may be required by law or DCX's listing agreement with the National Association of Securities Dealers, Inc.

     In Witness whereof, the parties hereto have caused this Acquisition Agreement to be executed as of the date first above written.


DCX, Inc.                                  PlanGraphics, Inc.





/S/ Stephen Carreker                       /S/ John Antenucci
-------------------------------            -------------------------------------
By: Stephen Carreker, President           By: John Antenucci, President







/S/ John Antenucci
-----------------------------------
By: John Antenucci, the Shareholder

LIST OF SCHEDULES

PlanGraphics Schedules
Schedule Number                 Description
1.1                             Merger Agreement
1.3                             Escrow Agreement
3.1                             Articles and Bylaws of PlanGraphics
3.2(a)                          No Conflicts
3.3                             Subsidiaries and Certain Affiliates
3.5                             Option, Warrants, Rights
3.6 (a&b)                       Authority
3.7(b)                          Financial Statements
3.8                             Absence of Undisclosed Liabilities
3.9                             Absence of Certain Changes
3.10                            Accounts Receivable
3.12                            Title to Properties, etc.
3.13                            Valid Contracts, etc.
3.14                            Patents, Trademarks, Copyrights, etc.
3.16                            Employee Plans
3.18                            Tax Matters
3.22                            Employees
3.25                            Transactions with Certain Persons
3.26(a)                         Suppliers and Customers
3.26(b)                         Suppliers and Customers
7.1(g)(1)                       Preclosing covenant
7.1(g)(2)                       Key Executive Manager Employment Contracts
7.1(g)(3)                       Key Manager Employment Contracts


DCX Schedules
Schedule Number                 Description
4.5                             Option, Warrants, Rights, etc.
4.9                             Certain Changes or Events
4.11                            Contracts
4.12                            Insurance
4.13                            Employee Plans
4.14                            Litigation
4.18                            Employees and labor

                             PlanGraphics Schedules
                             ----------------------

Schedule 1.3
Escrow Agreement

See Attachment A

Schedule 3.1
Copy of Articles and By-Laws

Reference Attachment B

Schedule 3.2 (a)
No Conflicts

The Company has taken all reasonable action to be fully informed of federal, state and local laws and regulations and responds diligently when notified of additional actions or restrictions required of the Company. Two office leases (Frankfort and Denver) require the company to give notice when a change of control or recapitalization occurs. The Company intends to do so after closing. Each of the leases would allow the lessor to terminate the lease at the time notice is given; in the case of Capital View Development this is unlikely since the building was constructed on behalf of PlanGraphics, in the case of Denver, the lease is assignable by PlanGraphics (to DCX) and such permission cannot be unreasonably withheld. Should this occur there is comparable office space available


Schedule 3.3
Subsidiaries and Certain Affiliates

As disclosed in the Company's financial statements, the Company has a minority (7%) position in Intuitive Solutions L.L.C.


Schedule 3.5
Options, Warrants, Rights, Etc.

As of June 26, 1997 the following stock options were issued and unexercised:

      Stock Option Plan A: Outside Directors William Gorton 2,500 voting Ramund
                           O'Mara 2,500 voting
      Stock Option Plan B: Employee Annual Performance-Attachment B
      Stock Option Plan C: Sustained Performance-Attachment B

Farmers Bank and Capital Trust Company holds 200,000 non-voting shares of the Shareholder as part of a security interest for a $600,000 loan. This loan will be settled by PlanGraphics prior to Closing to the reasonable satisfaction of DCX.


Schedule 3.6 (a & b)
Authority

Farmers Bank and Capital Trust Company holds 200,000 non-voting shares of the Shareholder as part of a security interest for a $600,000 loan. This loan will be settled by PlanGraphics prior to Closing to the reasonable satisfaction of DCX.

Schedule 3.7 (b)
Financial Statements

Projections of revenue are forward looking and are stated in the four (4) year "Financial Forecast" submitted to DCX, dated April 22, 1997 and are based, in part, on the timely availability of capital, the execution of an acquisition and internal growth plan, outlined in the Post Infusion Business Plan Addendum to 1997 Business Plan, dated December, 1996


Schedule 3.8
Absence of Undisclosed Liabilities and Obligations
Reference Attachment B

The following liabilities are forward looking and, for a range of reasons, may or may not materialize.

     They include possible commission to sales staff contingent on fully billing and full receipt of revenues from selected contracts payable to Chuck Cmeyla, Jim Fox, Charlie Cashion, Larry Raper, Dennis Kunkle, Mark Watt, Dan Krishock and, over time, others who have sales responsibility.

     Moving Expenses which may be incurred consistent with Company relocation and reimbursement policy and letters of employment to the following individuals who are currently in the Company's employ and who have not, and may not, exercise their rights:

      Dave Lagasse, Cindy Popollilo, Bill Shinar, Lee Nelson, William Lloyd

     Moving expenses associated with the relocation of the San Antonio office to Denver including the relocation of Bob Finkle and Laura Mizula and the establishment of a home office for Kathy Spivey in San Antonio to support existing Texas based clients.

     Moving expenses associated with relocation of Larry Raper upon his eventual return from Oman.

     Advance payment to Capital View Development of an amount to be calculated not to exceed $179,000 on or before March 1, 1999, coincident with a reduction of lease payments for the remainder of the lease period for Frankfort headquarters.

     Potential extraordinary costs associated with sales of current residential, including possible reimbursement of sales commission, related closing costs, and underwriting of loss on sales for R. Finkle and D. Lagasse


Schedule 3.9
Absence of Certain Changes or Events

3.9 (f) The Company was notified in or about April by Oakland County, Michigan that it would require PlanGraphics to direct certain amounts of work originally slated for PlanGraphics to a specified subcontractor, though the contract vehicle would be retained for future assignments to PlanGraphics.

3.9 (g)' As previously disclosed PlanGraphics has entered into a sale lease back and lease facility for selected capital equipment (office and computer equipment) necessary for the performance and normal operation of the business. The credit facility is with Fifth Third Bank of Lexington, KY.

3.9 (k) As disclosed in PlanGraphics financials PlanGraphics is obligated to repurchase non voting stock held by two former employees, Chuck Howard and Scott Boocher under conditions established during the acquisition of Infrastructure Management Systems and terms resulting from those conditions.

Schedule 3.10.
Accounts Receivable

Reference Attachment B

The attached document lists all receivables due and payable to PlanGraphics per existing or prior contracts and agreements. Invoices older than 30 days are typical of PlanGraphics' clientele. While it is expected all amounts shown are collectible, there is no certainty that payments will be made.

Schedule 3.12
Title to Properties, Absence of Liens and Encumbrances: Leases

Black & Veatch holds a proxy on 32,400 voting shares of the Shareholder pursuant to the Agreement dated January 3, 1995 as disclosed in Section 2.2 (among others) in the due diligence documentation.

Farmers Bank and Capital Trust Company holds a security interest in the accounts receivable and a portion of the operating assets and equipment of the business to secure a $600,000 loan and $200,000 loan. These loans may be paid at or coincident with the Closing and the security released.

Equipment leases pursuant to Fifth Third, Overland Lease Co. (Black & Veatch) and small number of small and miscellaneous equipment leases are encumbered per standard practice and were disclosed in, among other documents and discussions, the Company's financial and section 7.5 of the due diligence records.


Schedule 3.13
Valid  contracts,  Leases,  Agreements,   Covenants,   Licenses,  Notes,  Bonds,
Mortgages, Indentures, Instruments or Commitments; Payment of $10,000 or More

3.13 (b)        1988 Ford Thunderbird            Serial No. IFABP6048JH239699
                1991 Chevy Blazer                Serial No. I GNDT I 3ZOM2171874

3.13 (d) As identified in Section 3.10 some of the contracts are in a delinquent state relative to contract terms, though management has not chosen to find the client in default and has reason to believe that payments will be made to the Company.

3.13 (f) Maurice F. Foley. Company provides health care for retired employee and spouse until each reach the age of 65. Spouse reached age 65 in January, 1997; retired employee will reach age 65 in July, 1997, at which time all PlanGraphics' obligations will cease.

3.13 (h)       Reference 3.12

3.13 (1) The Company maintains an oral agreement with Camp Dresser and McKee to undertake joint business development activities in selected accounts.

-3.13 (1) Attachment B summarizes all open contracts that have in the past, may now or may in the future be(en) revenue producing

-3.13 (1) Attachment C-Subcontractors, Associates, Professional Services

-3.13 (1) Attachment D- Teaming Agreements

-3.13 (1) Attachment E -Miscellaneous Contracts and Agreements

Schedule 3.14
Patents, Trademarks, Copyrights Etc.

The Company has used the mark "PlanGraphics" domestically and internationally since 1979 and 1981, respectively, without contest; The Company has used its service mark domestically and internationally since 1985 without contest.

The Company has taken action to formally register both its name and service mark with the US Department of Commerce and the Canadian Intellectual Property Office, Trademarks, where registration is currently pending.

The Company holds licenses to the commercial software that it uses in the conduct of its business and typically must pay licensing and annual maintenance fees for the use of the software.


Schedule 3.16
Employee Plan

125 Cafeteria Plan    Reference Attachment B

Reference Employee Handbook, Reference Attachment C - information provided in the due diligence documentation including but limited to Sections 6.2, 6.3, 6.4, 6.5, and 6.7.

Employee Pension, Health, Life and ADD insurance, reference Attachment C

Employee 401 K Plan, reference Attachment D


Schedule 3.18
Tax Matters

The Company endeavors to maintain compliance with all requests by federal, state, and local government organizations, both domestic and international, in regards to rules, regulations, licenses and administrative matters affecting taxes and tax status.


Schedule 3.22
Employees

Company Debt to Employees -Attachment B

Schedule 3.23
Environmental Matters

PlanGraphics leases facilities at the following locations:

1 12 E. Main Street, Frankfort, Kentucky 40601
1300 Spring Street, Suite 306, Silver Spring, Maryland 20910 8703 Yates Drive, Suite 200, Westminster, Colorado 80030 10100 Reunion Place, Suite 715, San Antonio, Texas 78216 1232 East Broadway Road, Suite 210, Tempe, Arizona 85282

Schedule 3.25
Transactions with Certain Persons

  As previously disclosed in the Company's financials and the due diligence document, the Shareholder has a (paid in) 10% interest in Capital View Development L.L.C. which leases office space to the Company in Frankfort, KY.

  Schedule 3.26 (b)
  Suppliers and Customers (Terminated/Canceled)

  As detailed in Attachment B, Accounts Payable, some accounts are past due and it may be reasonable to assume that selected creditors may elect to restrict account activity until such time that the account is brought current.


  Schedule 7.1(g) (1)
  Preclosing Covenant: Employment Agreements

  Reference Appendix F and G

  Schedule 7.1(g) (2)
  Key Executive Manager Employment Contracts

  Reference Appendix H
  Schedule 7.1(g) (3)
  Key Manager Employment Contracts
  Reference Appendix I